MUELLER WATER PRODUCTS REPORTS 2019 SECOND QUARTER RESULTS

Achieved Net Sales of $234.0 million
Reported Net Income per Diluted Share of $0.07
Generated Adjusted Net Income per Diluted Share of $0.12

ATLANTA, GA, May 6, 2019 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2019 second quarter ended March 31, 2019, net sales were $234.0 million and net income was $10.9 million.
In the 2019 second quarter, the Company:

•	Achieved net sales of $234.0 million as compared with $233.2 million in the prior year quarter.

•
Generated operating income of $22.2 million as compared with operating income of $29.9 million in the prior year quarter. Achieved adjusted operating income of $31.3 million as compared with $31.8 million in the prior year quarter.

•
Achieved net income of $10.9 million as compared with $10.2 million in the prior year quarter, which included the impact of prior year tax law changes. Generated adjusted net income of $18.6 million as compared with $19.1 million in the prior year quarter.

•
Reported net income per diluted share of $0.07 as compared with $0.06 in the prior year quarter. Achieved adjusted net income per diluted share of $0.12 as compared with $0.12 in the prior year quarter.

•	Increased adjusted EBITDA 5.4 percent to $44.7 million as compared with $42.4 million in the prior year quarter.
“For our company, February 15th of this year will forever be remembered for the senseless tragedy that occurred at our Henry Pratt facility in Aurora, Illinois. We are grateful for the outpouring of support and encouragement we have received from the Aurora community and the nation. What we’ve seen in the wake of this tragedy, from our Pratt team members and employees around the globe, is the embodiment of the values of the Mueller family. I am proud of the team and their commitment to each other. Our hearts continue to be with the victims and their loved ones,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.
“In the quarter, we generated a slight increase in net sales as the benefit from our acquisition of Krausz Industries helped offset lower volumes at both Infrastructure and Technologies. We faced challenges from slower than anticipated residential construction and severe weather, as well as the impact of the Aurora tragedy. As a reminder, in the second quarter of 2018 our net sales increased 16.8 percent.

“Despite these challenges in the second quarter, our net sales and adjusted EBITDA increased 3.7 percent and 11.1 percent, respectively, through the first half of the year. Further, we expect to generate stronger sales growth in the second half of the year, supported by growth in our end markets and improving execution by our teams. We anticipate our net sales will increase between 7 and 9 percent in fiscal 2019 with adjusted EBITDA increasing between 12 and 15 percent. Importantly, we will continue to execute our strategies to reinvest and grow our business leveraging our strong balance sheet and free cash flow generation.”
Consolidated Results
Net sales for the 2019 second quarter increased $0.8 million to $234.0 million, as compared with $233.2 million in the 2018 second quarter.
Adjusted operating income decreased 1.6 percent to $31.3 million for the 2019 second quarter as compared with $31.8 million in the 2018 second quarter.
During the second 2019 quarter we recorded $6.9 million of strategic reorganization and other charges including $4.3 million of non-recurring expenses associated with the tragedy that occurred at our facility in Aurora, Illinois.
Segment Results
Infrastructure
Net sales for the 2019 second quarter increased $3.0 million, or 1.4 percent, to $214.1 million, as compared with $211.1 million in the 2018 second quarter, due to the acquisition of Krausz Industries and higher pricing, partially offset by lower volumes caused by the challenges mentioned earlier.
Operating income was $40.1 million and adjusted operating income was $43.4 million in the quarter, excluding Krausz inventory step-up amortization of $2.2 million. Adjusted operating income decreased $1.6 million as compared with the prior year quarter, primarily due to lower shipment volumes and higher costs associated with inflation and SG&A expenses, partially offset by higher pricing.
Adjusted EBITDA of $54.8 million increased $0.3 million as compared with $54.5 million in the prior year quarter.
Technologies
Net sales for the 2019 second quarter decreased $2.2 million to $19.9 million primarily due to lower volumes at Echologics, partially offset by sales growth at Metrology.
Operating loss and adjusted operating loss were $3.6 million in the 2019 second quarter. Adjusted operating loss improved $0.3 million as compared with $3.9 million in the prior year quarter, primarily due to improved manufacturing performance and lower SG&A, partially offset by lower volumes at Echologics.
Adjusted EBITDA improved $0.7 million for a loss of $1.7 million as compared with a loss of $2.4 million in the prior year quarter.

Income Taxes
For the 2019 second quarter, the Company reported income tax expense of $3.9 million, or 26.4 percent of income before tax. The prior year quarter included $7.5 million related to the one-time provisional expense recorded for the transition tax on previously-untaxed, undistributed foreign earnings.
2019 Business Outlook
The Company’s following full year 2019 expectations reflect the current business environment and include the results expected from the acquisition of Krausz Industries Ltd.

•
Growth in all end markets during the second half of 2019 with municipal spending growth in the mid-single digit range, residential construction growth in the low-single digit range and natural gas distribution growth in the mid-single digit range.

•	Consolidated net sales growth between 7 and 9 percent with organic sales growth supported by increased volume and higher pricing.

•	Based on the current outlook for product mix and inflation, adjusted EBITDA growth between 12 and 15 percent (from $180.0 million of adjusted EBITDA in 2018).

•	Depreciation and amortization between $53 million and $56 million.

•	Corporate SG&A expenses between $34 million and $36 million.

•	Net interest expense between $23 million and $24 million and an annual effective income tax rate between 25 and 27 percent.

•	Capital expenditures between $60 million and $65 million.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Tuesday May 7, 2019, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-469-5420. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets, net sales growth, organic adjusted operating income and adjusted EBITDA growth, capital allocation and growth strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.
Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, market and competitive conditions, cyclical and changing demand in core markets such as municipal spending, residential and non-residential construction, and natural gas distribution, manufacturing and product performance, expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, warranty exposures (including the adequacy of our warranty reserves), our ability to successfully resolve the issues associated with the Walter Tax Liability, changing regulatory, trade and tariff conditions, the failure to realize any of the anticipated benefits of our acquisition of Krausz within the time period currently expected, the risk that the integration of Krausz’s operations into our own will be more costly, difficult or time consuming than expected, and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our Quarterly Reports on Form 10-Q and most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements.  We do not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc. a Delaware corporation (“MWP”), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands and krauszusa.com to learn more.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	September 30,
	2019	2018
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$134.3	$347.1
Receivables, net	167.3	164.3
Inventories	205.9	156.6
Other current assets	27.6	17.5
Total current assets	535.1	685.5
Property, plant and equipment, net	176.0	150.9
Goodwill	84.5	12.1
Intangible assets	450.3	408.1
Other noncurrent assets	34.3	35.3
Total assets	$1,280.2	$1,291.9

Liabilities and equity:
Current portion of long-term debt	$0.8	$0.7
Accounts payable	69.1	90.0
Other current liabilities	104.4	76.4
Total current liabilities	174.3	167.1
Long-term debt	444.9	444.3
Deferred income taxes	84.3	79.2
Other noncurrent liabilities	27.9	36.5
Total liabilities	731.4	727.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,249,164 and 157,332,121 shares outstanding at March 31, 2019 and September 30, 2018, respectively	1.6	1.6
Additional paid-in capital	1,433.2	1,444.5
Accumulated deficit	(860.1)	(850.0)
Accumulated other comprehensive loss	(27.8)	(32.8)
Total Company stockholders’ equity	546.9	563.3
Noncontrolling interest	1.9	1.5
Total equity	548.8	564.8
Total liabilities and equity	$1,280.2	$1,291.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$234.0	$233.2	$426.8	$411.5
Cost of sales	159.2	158.7	291.9	281.6
Gross profit	74.8	74.5	134.9	129.9
Operating expenses:
Selling, general and administrative	45.7	42.7	86.7	82.5
Gain on sale of idle property	—	—	—	(9.0)
Strategic reorganization and other charges (1)	6.9	1.9	10.1	5.8
Total operating expenses	52.6	44.6	96.8	79.3
Operating income	22.2	29.9	38.1	50.6
Other expense (income):
Pension cost other than service (2)	1.0	0.3	0.9	0.5
Interest expense, net	5.9	5.2	11.4	10.4
Walter Energy Accrual (3)	0.5	—	37.9	—
Net other expense	7.4	5.5	50.2	10.9
Income (loss) before income taxes	14.8	24.4	(12.1)	39.7
Income taxes:
Recurring-basis income tax expense	4.0	6.7	6.3	9.5
Tax benefit of Walter Energy Accrual	(0.1)	—	(7.7)	—
One-time impacts from tax legislation (4)	—	7.5	(0.6)	(35.1)
Income tax expense (benefit)	3.9	14.2	(2.0)	(25.6)
Net income (loss)	$10.9	$10.2	$(10.1)	$65.3

Net income (loss) per basic share	$0.07	$0.06	$(0.06)	$0.41

Net income (loss) per diluted share	$0.07	$0.06	$(0.06)	$0.41

Weighted average shares outstanding:
Basic	158.2	158.3	157.9	158.4
Diluted	159.2	159.4	157.9	159.6

Dividends declared per share	$0.05	$0.05	$0.10	$0.09

(1) Strategic reorganization and other charges includes $4.3 million for identifiable one-time expenses related to the Aurora tragedy.
(2) Pension cost other than service includes a $1.0 million contribution to annuitize the accounts of all participants in our Canadian pension plans.
(3) For the quarter ended March 31, 2019, the Company remained in settlement discussions related to a proposed calculation of the liability related to the ongoing dispute regarding Walter Energy tax returns. For the quarter ended March 31, 2019, we recorded an additional accrual of $0.5 million for subsequent accrued interest. For the six months ended March 31, 2019, the amount accrued includes approximately $7 million for the underlying tax matter, which is not deductible for federal income tax purposes, and approximately $31 million of related interest.

(4) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017. The six months ended March 31, 2019 included a $0.6 million income tax benefit for the finalized calculation of this legislation’s “transition tax.”

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
	March 31,
	2019	2018
	(in millions)
Operating activities:
Net income (loss)	$(10.1)	$65.3
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	12.6	10.1
Amortization	12.9	11.4
Stock-based compensation	2.3	3.5
Retirement plans	3.2	1.5
Deferred income taxes	(3.8)	(38.6)
Gain on sale	—	(9.0)
Other, net	1.7	2.1
Changes in assets and liabilities, net of acquisitions:
Receivables	3.7	(6.8)
Inventories	(32.2)	(17.5)
Other assets	(10.1)	(2.0)
Walter Energy Accrual	37.9	—
Other liabilities	(47.2)	(18.4)
Net cash provided by (used in) operating activities	(29.1)	1.6
Investing activities:
Capital expenditures	(30.5)	(14.4)
Proceeds from sales of assets	—	7.4
Acquisitions, net of cash acquired	(127.5)	—
Net cash used in investing activities	(158.0)	(7.0)
Financing activities:
Repayment of Krausz debt	(13.2)	—
Dividends	(15.8)	(14.3)
Employee taxes related to stock-based compensation	(1.4)	(2.1)
Common stock issued	3.6	6.4
Stock repurchased under buyback program	—	(20.0)
Repayment of debt	—	(2.4)
Other	0.1	(0.1)
Net cash used in financing activities	(26.7)	(32.5)
Effect of currency exchange rate changes on cash	1.0	0.1
Net change in cash and cash equivalents	(212.8)	(37.8)
Cash and cash equivalents at beginning of period	347.1	361.7
Cash and cash equivalents at end of period	$134.3	$323.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$214.1	$19.9	$—	$234.0

Gross profit	$71.9	$2.9	$—	$74.8
Selling, general and administrative expenses	30.7	6.5	8.5	45.7
Strategic reorganization and other charges	1.1	—	5.8	6.9
Operating income (loss) (1)	$40.1	$(3.6)	$(14.3)	$22.2

Operating margin	18.7%	(18.1)%		9.5%

Capital expenditures	$13.0	$1.6	$—	$14.6

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$10.9
Strategic reorganization and other charges				6.9
Exit of pension plans				1.0
Krausz inventory step-up amortization				2.2
Walter Energy Accrual				0.5
Income tax benefit of adjusting items				(2.9)
Adjusted net income				$18.6

Weighted average diluted shares outstanding				159.2

Adjusted net income per diluted share				$0.12

Net income				$10.9
Income tax expense (benefit) (1)				3.9
Interest expense, net (1)				5.9
Walter Energy Accrual				0.5
Pension costs other than service				1.0
Operating income (loss)	$40.1	$(3.6)	$(14.3)	22.2
Krausz inventory step-up amortization	2.2	—	—	2.2
Strategic reorganization and other charges	1.1	—	5.8	6.9
Adjusted operating income (loss)	43.4	(3.6)	(8.5)	31.3
Depreciation and amortization	11.4	1.9	0.1	13.4
Adjusted EBITDA	$54.8	$(1.7)	$(8.4)	$44.7

Adjusted operating margin	20.3%	(18.1)%		13.4%

Adjusted EBITDA margin	25.6%	(8.5)%		19.1%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$54.8	$(1.7)	$(8.4)	$44.7
Three prior quarters’ adjusted EBITDA	167.0	(0.2)	(23.9)	142.9
Trailing twelve months’ adjusted EBITDA	$221.8	$(1.9)	$(32.3)	$187.6

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.8
Long-term debt				444.9
Total debt				445.7
Less cash and cash equivalents				134.3
Net debt				$311.4

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				1.7x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$211.1	$22.1	$—	$233.2

Gross profit	$71.4	$3.1	$—	$74.5
Selling, general and administrative expenses	26.4	7.0	9.3	42.7
Gain on sale of idle property	—	—	—	—
Strategic reorganization and other charges	0.1	—	1.8	1.9
Operating income (loss) (1)	$44.9	$(3.9)	$(11.1)	$29.9

Operating margin	21.3%	(17.6)%		12.8%

Capital expenditures	$6.3	$1.5	$0.2	$8.0

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$10.2
Income tax benefit from remeasuring deferred income tax items				7.5
Strategic reorganization and other charges				1.9
Income tax benefit of adjusting items				(0.5)
Adjusted net income				$19.1

Weighted average diluted shares outstanding				159.4

Adjusted net income per diluted share				$0.12

Net income				$10.2
Income tax expense (1)				14.2
Interest expense, net (1)				5.2
Pension costs other than service				0.3
Operating income (loss)	$44.9	$(3.9)	$(11.1)	29.9
Strategic reorganization and other charges	0.1	—	1.8	1.9
Adjusted operating income (loss)	45.0	(3.9)	(9.3)	31.8
Pension costs other than service	0.1	—	(0.4)	(0.3)
Depreciation and amortization	9.4	1.5	—	10.9
Adjusted EBITDA	$54.5	$(2.4)	$(9.7)	$42.4

Adjusted operating margin	21.3%	(17.6)%		13.6%

Adjusted EBITDA margin	25.8%	(10.9)%		18.2%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended March 31 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$54.5	$(2.4)	$(9.7)	$42.4
Three prior quarters’ adjusted EBITDA	160.3	(4.4)	(25.4)	130.5
Trailing twelve months’ adjusted EBITDA	$214.8	$(6.8)	$(35.1)	$172.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				473.4
Total debt				479.0
Less cash and cash equivalents				323.9
Net debt				$155.1

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.9x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$386.1	$40.7	$—	$426.8

Gross profit	$128.7	$6.2	$—	$134.9
Selling, general and administrative expenses	56.6	13.5	16.6	86.7
Strategic reorganization and other charges	1.1	—	9.0	10.1
Operating income (loss) (1)	$71.0	$(7.3)	$(25.6)	$38.1

Operating margin	18.4%	(17.9)%		8.9%

Capital expenditures	$27.8	$2.7	$—	$30.5

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net loss				$(10.1)
Walter Energy Accrual				37.9
Strategic reorganization and other charges				10.1
Transition tax benefit				(0.6)
Discrete tax benefit of Walter Energy Accrual				(7.7)
Exit of pension plans				1.0
Krausz inventory step-up amortization				2.2
Income tax benefit of adjusting items				(2.6)
Adjusted net income				$30.2

Weighted average diluted shares outstanding				157.9

Adjusted net income per diluted share				$0.19

Net loss				$(10.1)
Income tax expense (benefit) (1)				(2.0)
Interest expense, net (1)				11.4
Walter Energy Accrual				37.9
Pension costs other than service				0.9
Operating income (loss)	$71.0	$(7.3)	$(25.6)	38.1
Krausz inventory step-up amortization	2.2	—	—	2.2
Strategic reorganization and other charges	1.1	—	9.0	10.1
Adjusted operating income (loss)	74.3	(7.3)	(16.6)	50.4
Pension benefit other than service, excluding the effect of exit of pension plans	—	—	0.1	0.1
Depreciation and amortization	21.5	3.9	0.1	25.5
Adjusted EBITDA	$95.8	$(3.4)	$(16.4)	$76.0

Adjusted operating margin	19.2%	(17.9)%		11.8%

Adjusted EBITDA margin	24.8%	(8.4)%		17.8%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2019
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)

Reconciliation of free cash flow to net cash used in operating activities:
Net cash used in operating activities				$(29.1)
Less capital expenditures				(30.5)
Free cash flow				$(59.6)

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Six months ended March 31, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$371.2	$40.3	$—	$411.5

Gross profit	$123.9	$6.0	$—	$129.9
Selling, general and administrative expenses	50.8	14.5	17.2	82.5
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	5.6	5.8
Operating income (loss) (1)	$73.0	$(8.6)	$(13.8)	$50.6

Operating margin	19.7%	(21.3)%		12.3%

Capital expenditures	$11.1	$3.0	$0.3	$14.4

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$65.3
Income tax benefit from remeasuring deferred income tax items				(35.1)
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				5.8
Income tax benefit of adjusting items				0.9
Adjusted net income				$27.9

Weighted average diluted shares outstanding				159.6

Adjusted net income per diluted share				$0.17

Net income				$65.3
Income tax expense (1)				(25.6)
Interest expense, net (1)				10.4
Pension costs other than service				0.5
Operating income (loss)	$73.0	$(8.6)	$(13.8)	50.6
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	5.6	5.8
Adjusted operating income (loss)	73.1	(8.5)	(17.2)	47.4
Pension costs other than service	—	—	(0.5)	(0.5)
Depreciation and amortization	18.5	2.9	0.1	21.5
Adjusted EBITDA	$91.6	$(5.6)	$(17.6)	$68.4

Adjusted operating margin	19.7%	(21.1)%		11.5%

Adjusted EBITDA margin	24.7%	(13.9)%		16.6%

Reconciliation of free cash flow to net cash used in operating activities:
Net cash provided by operating activities				$1.6
Less capital expenditures				(14.4)
Free cash flow				$(12.8)

(1) We do not allocate interest or income taxes to our segments.